Exhibit 23

TBPELS REGISTERED ENGINEERING FIRM F-1580
633 17TH STREET SUITE 1700	DENVER, COLORADO 80202	TELEPHONE (303) 339-8110

CONSENT OF RYDER SCOTT COMPANY, L.P.

We consent to the filing of our summary reserve report dated April 15, 2025 as Exhibit 23 to the PrimeEnergy Corporation annual report on Form 10-K for the year ended December 31, 2025 and to any reference made to us on that form 10-K.

Very Truly Yours,

/s/ Ryder Scott Company, L.P.
Ryder Scott Company, L.P.
April 15, 2026

Denver, Colorado